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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of DTI Holdings, Inc.
on Form S-4 of our report dated September 10, 1997 (April 10, 1998 as to Notes 13 and 14) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial and Operating Data", "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
St. Louis, Missouri
April 10, 1998